PURCHASE AND SALE AGREEMENT

         This Purchase And Sale Agreement ("Agreement") is entered into this 14th day of June, 2013, but effective June 4, 2013 at 12:01 a.m., MST ("Effective Date"), by and between S & L Energy, Inc., a Montana corporation, with mailing address of 65 West Rosebud Road, Fishtail, Montana 59028-8000 ("S&L"), and Hinto Energy, Inc., a Wyoming corporation, with mailing address of 7609 Ralston Road, Arvada, Colorado 80002 ("HEN").

         FOR VALUABLE CONSIDERATION, THE PARTIES AGREE AS FOLLOWS:

1. Description of Property. S&L hereby agrees to sell and assign to HEN, and HEN agrees to purchase from S&L, subject to the terms and conditions stated in this Agreement, all of S&L's right, title and interest in and to the following oil and gas leases ("Leases"):



        Lease Number          Legal Description                       Acres           W.I.             N.R.I.
        ------------          -----------------                       -----           ----             ------
        MTM-0063166           Township 8N, Range 24E:                             *See Section      *See Section 7
                              -----------------------
                              Section 2:  Lots 1, 2, 7 and 8          120.15          7 herein            herein
        MTM-086432            Township 8N, Range 24E:
                              -----------------------
                              Section  2:  Lots 3, 4, 5 and 6
                              Section  4:  Lots 13, 14, SW, S2SE
                              Township 9N, Range 24E:                             *See Section      *See Section
                              ----------------------
                              Section 28: SESW, N2SE, SWSE            602.05        7 herein          7 Herein


         In addition, S&L hereby grants HEN an option to purchase all of S&L's other oil and gas leases covering lands in Township 8N, Range 24E and Township 9N, Range 24E MPM, ("Option Lands") held by S&L, as of the Effective Date in accordance with Section 3.

2. Purchase  Price;  Consideration.  In exchange for the assignment set forth in
Section 1, HEN agrees to pay the following consideration on or before Closing:

     (a)  Purchase Price of $101,100, to be paid as follows:

          i.   $65,000.00 in cash;

          ii. $36,100.00 ($50 per acre for 722 acres), payable either in cash or HEN restricted common stock at the option of HEN. In the event HEN elects to pay with restricted common stock, the stock shall be valued at $0.58 per share (2/3 of the June 4, 2013 closing price of $0.87) for a total of 62,242 shares (Symbol - HENI); and

     (b) Replacement of all Bureau of Land Management ("BLM") bonds applicable to the Leases.

3. Option. The option granted to HEN in Section 1 shall continue for a term of 30 days beginning on the Closing Date. In order to exercise said option, during the option term HEN must (1) provide written notice to S&L in accordance with
Section 11 herein;  (2) send to S&L an amount  equal to $60.00 cash per acre and
(3) send a copy of a title report evidencing the acreage wherein S&L owns an interest. Both parties acknowledge that they are relying upon the title report ordered by HEN to determine the acreage in which S&L holds leasehold interests. This option must be exercised as to all of S&L's oil and gas lease interests in the Option Lands and shall not be exercisable only as to a portion thereof. Upon exercise of the option by HEN, S&L agrees to quit claim all of its oil and gas interests, if any, in and to the oil and gas leases identified in the aforementioned title report, reserving only those oil and gas royalties, whether they be non-participating royalties, landowner royalties or overriding royalties, previously reserved or conveyed of record in the same manner as royalties are reserved ins Section 7 herein..

4. Closing. The closing ("Closing") shall occur on or before June 21, 2013 at the office of S&L, located at 65 West Rosebud Road, Fishtail, Montana 59028, or at such other time and place as may be agreed to in writing by the parties (the date of Closing is referred to herein as the "Closing Date"). Any Closing fees, which do not include attorney fees, shall be shared equally by the Buyer and the Seller.

5. Conveyance Instruments. On the Closing Date, S&L shall execute and deliver to
HEN:

     (a) An Assignment of Leases transferring all of S&L's right, title and interest in and to the Leases which shall be in the form attached as Exhibit A hereto (the "Assignment");

     (b)  A  counterpart  of  the  Assignment   executed  on  the  standard  BLM
          assignment form for purposes of filing with the BLM (the "BLM Counterpart").

6. BLM Approval. HEN shall submit the BLM Counterpart for approval within 10 days of Closing. HEN shall not record any conveyance instruments or other evidence of this transaction in the County Clerk and Recorders Office prior to BLM approval.

7. Seller's Title. S&L agrees to convey Defensible Title of the Leases to HEN. Defensible Title as used in this Agreement means, subject to Permitted
Encumbrances:

     (a) An NRI of not less than 80% (currently 100% working interest), with respect to Lease No. MTM-086432 as it pertains to all lands except Lot 13, W2SW, and the SESW of Section 4, Township 8N, Range 24E, containing 160.00 acres more or less ("Excepted Lands"); All of S&L's right, title and interest in and to the Excepted Lands (it appears that S&L owns 75% of the operating rights in the Excepted Lands and Northern Drilling Company, Inc. owns the remaining 25%); and an NRI of not less than 75% with respect to Lease No. MTM-0063166 (currently 100% working interest as to all formations other than the 1st Cat Creek Formation); and

     (b) Title free and clear of liens and encumbrances by, through and under S&L, subject however to Permitted Encumbrances. Permitted Encumbrances include the following:

          (i) Overriding royalty suspension by virtue of clause contained in the original assignment of record title from Guy Wiggs to S&L dated March 30, 1973, recorded in the records of Musselshell County, Montana, at Book 253, page 189, as Document No. 186722.

          (ii) Production payment agreement in favor of the Bank of Denver recorded in the Records of Musselshell County, Montana, in Book 321, page 228 as Document No. 244289.

          (iii)Purchase and Sale Agreement dated March 19, 1996, and subsequent transfer documents, between S&L Energy, Nielco, Inc. and Black Hawk Resources, LLC; this assignment was subsequently transferred to Jake Oil, LLC.

          (iv) Any and all overriding royalty interests including but not limited to, overriding royalty interests and landowner royalty interests previously excepted, reserved, conveyed and/or assigned from the Leases. Assignor has never intended for any of Assignor's overriding royalty interest to have merged with the interest conveyed herein. To the extent that any overriding royalty interests owned by Assignor may have merged, Assignor hereby reserves the same.

8. Representations and Warranties of HEN. HEN represents and warrants to S&L as follows:


          (a) Organization of HEN: HEN is a duly organized, validly existing corporation in good standing under the laws of the State of Wyoming and has all requisite power and authority to enter into the transactions contemplated hereby. The execution, delivery and performance by HEN of the conveyance instruments and the consummation of the transactions contemplated hereby shall be duly authorized by all necessary corporate action on the part of HEN.

          (b) No Violation; Consents and Approvals. The execution of the transactions contemplated hereby and compliance with the terms hereof will not conflict with, or result in any violation of or default (or an event which, with notice or lapse of time or both, would constitute a default) under, (a) the terms and conditions or provisions of the certificate of incorporation or by-laws of HEN (b) or any law applicable to HEN or property or assets of HEN.

          (c) Litigation; Compliance with Laws. There are no claims, actions, suits, investigations or proceedings pending or threatened, to the knowledge of HEN, that could prevent or enjoin, or delay in any respect, consummation of the transactions contemplated hereby.

9. Representations and Warranties of S&L. S&L represents and warrants to HEN as follows:


          (a) Organization of S&L: S&L is a duly organized, validly existing corporation in good standing under the laws of the State of Montana and has all requisite power and authority to enter into the transactions contemplated hereby. The execution, delivery and performance by S&L of the conveyance instruments and the consummation of the transactions contemplated hereby shall have been duly authorized by all necessary corporate action on the part of S&L.

          (b) No Violation; Consents and Approvals. The execution of the transactions contemplated hereby and compliance with the terms hereof will not conflict with, or result in any violation or default (or an event which, with notice or lapse of time or both, would constitute a default) under, (a) the terms and conditions or provisions of the certificate of incorporation or by-laws of S&L, or (b) and law applicable to S&L or property or assets of S&L.

          (c) Litigation; Compliance with Laws. There are (i) no claims, actions, suits, investigations or proceedings pending or threatened, to the knowledge of S&L, relating to or affecting the Leases; and (ii) no orders of any government entity or arbitrator are outstanding against S&L, its business, its assets, or any employee, officer, director, stockholder, or independent contractor of S&L in S&L capacities as such, or that could prevent or enjoin, or delay in any respect, consummation of the transactions contemplated hereby. S&L has complied and is in compliance with all material respects with all laws applicable to S&L, its business or its assets.

10. Survival of Representations and Warranties. The rights, covenants, promises, representations, indemnities and obligations contained or discussed in this Agreement shall survive Closing.

11. Notice. Any notice to be given hereunder shall be in writing and shall either be served upon a party personally, sent by overnight courier, sent by facsimile transmission, or served by registered or certified mail, return receipt requested, directed to the Party to be served at the following addresses:

                           if to HEN:       Hinto Energy, Inc.
                                            7609 Ralston Road
                                            Arvada, CO 80002

                           if to S&L:       S & L Energy, Inc.
                             Care of:       Brett Lawrence
                                            65 West Rosebud Road
                                            Fishtail, Montana 59028-8000

         A party wishing to change its designated address shall do so by notice in writing to the other party. Notice shall be effective upon receipt.

12. Indemnification. HEN hereby agrees to indemnify and hold S&L harmless from and against any and all claims, losses, liabilities, or obligations accruing under the Leases or otherwise relating thereto, whether such claims arise before or after the Effective Date.

13. Further Assurances. S&L and HEN agree to execute and deliver such further assurances, instruments and documents, to make such further actions as S&L or HEN may reasonably request and as may be reasonably necessary in order to fulfill the intent of this Agreement and the transactions contemplated hereby.

14. Assignment. This Agreement and any right hereunder shall not be assigned without the prior written consent of the other party.

15. Binding Effect. This Agreement shall inure to the benefit of, and shall be binding upon, the successors and assigns of the parties.

16. Governing Law. This Agreement shall be governed by and interpreted under the laws of the State of Montana, irrespective of where the parties execute this Agreement.

17. Entire Agreement. This Agreement embodies the entire agreement between the parties and supersedes all prior negotiations, understandings and agreements, if any, between the parties which relate to the Leases. This Agreement may be amended, modified or supplemented only by an instrument in writing duly executed by both parties.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written, but effective as of the Effective Date.



S & L Energy, Inc.

By:/s/ John Brett Lawrence
--------------------------
Name:  John Brett Lawrence
Its:   President



Hinto Energy, Inc.
By: /s/ George E. Harris
----------------------------
Name:George E. Harris
Its: CEO

                     ADDENDUM TO PURCHASE AND SALE AGREEMENT



         This Addendum dated this 14 day of June, 2013, amends that certain Purchase And Sale Agreement ("Agreement") dated June 14, 2013, but effective June 4, 2014 at 12:01 a.m., MST ("Effective Date"), by and between S&L Energy, Inc., a Montana corporation, with a mailing address of 65 West Rosebud Road, Fishtail, Montana 59028-8000 ("S&L"), and Hinto Energy, Inc., a Wyoming corporation, with a mailing address of 7609 Ralston Road, Arvada, Colorado 80002 ("HEN"). To the extent that this Addendum of any terms herein conflict with the terms of the Purchase and Sale Agreement, the terms of this Addendum shall prevail. All other terms of the Agreement are hereby ratified to the extent they do not conflict with this Addendum.

The parties hereby agree as follows:

1. The replacement of all BLM bonds applicable to the Leases, discussed in Sections 2 and 6 of the Agreement, shall be paid by HEN to the BLM, in the amount required by the BLM, as soon as practicable after the Closing Date, but in no event shall payment occur more than 10 days after Closing.

2. All other consideration required in Section 2 shall be paid to S&L on or before the Closing Date, with the exception of the 62,242 shares of common stock, if HEN chooses to pay in stock, which must be delivered to S&L I accordance with Section 11 within 10 days of the Closing Date.


S & L Energy, Inc.

By:/s/ John Brett Lawrence
--------------------------
Name:  John Brett Lawrence
Its:   President



Hinto Energy, Inc.
By: /s/ George E. Harris
----------------------------
Name:George E. Harris
Its: CEO

                                    EXHIBIT A
                        ASSIGNMENT OF OIL AND GAS LEASES